December 2, 1994



Office of Applications and Report Services
Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

   We are transmitting herewith Indiana Energy, Inc.'s
1994 Proxy Statement.

   The $125.00 filing fee was transmitted via FEDWIRE on November 30, 1994.

                                   Sincerely,


                                   /s/Ronald E. Christian
                                   Ronald E. Christian

REC:rs



                                 IEI

                         INDIANA ENERGY, INC.
                      1630 North Meridian Street
                   Indianapolis, Indiana  46202-1496


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD JANUARY 9, 1995



TO THE SHAREHOLDERS OF
INDIANA ENERGY, INC.

     The annual meeting of shareholders of Indiana Energy, Inc.
(Company), will be held at the principal office of the Company, 1630 North Meridian Street, Indianapolis, Indiana 46202 on Monday, January 9, 1995, at 11 a.m. (Eastern Standard Time), for the following purposes:

     1. To elect four directors of the Company to serve for a term of three (3) years or until their successors are duly elected and qualified; and

     2. To transact such other business as may properly come before the meeting, or any adjournment of the meeting.

     As allowed by the code of by-laws, the board of directors has fixed the close of business on November 21, 1994, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

     It is important that your stock be represented at this meeting to assure a quorum. Whether or not you now expect to be present at the meeting, please fill in, date and sign the enclosed proxy and return it promptly to the Company in the accompanying addressed envelope. No stamp is required if mailed in the United States. You have the unconditional right to revoke your proxy at any time before the authority granted by it is exercised.

     By order of the board of directors.

                            INDIANA ENERGY, INC.


                         By RONALD E. CHRISTIAN
                              Secretary
Indianapolis, Indiana

December 2, 1994




                               CONTENTS


PURPOSES OF MEETING                                               1
VOTING SECURITIES                                                 1
ELECTION OF DIRECTORS                                             3
COMMON STOCK OWNERSHIP BY DIRECTORS
AND EXECUTIVE OFFICERS                                            7

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS                 9
DIRECTORS' COMPENSATION                                          10
EXECUTIVE COMPENSATION AND OTHER INFORMATION                     12
     Compensation Committee Report                               12
     Compensation Committee Interlocks and Insider
     Participation                                               13
     Compensation                                                14
     Summary Compensation Table                                  14
     Long Term Incentive Plan-Awards In Last Fiscal Year Table   16
     Annual Management Incentive Plan                            17
     Executive Restricted Stock Plan                             18
     Corporate Performance                                       18
     Total Return to Shareholders                                19
     Return on Equity                                            20
     Retirement Savings Plan                                     20
     Retirement Plans                                            21
     Employment And Termination Benefits Agreements              22
INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY                    23
COST AND METHOD OF SOLICITATION                                  23
ANNUAL REPORT                                                    24
REVOCATION RIGHTS                                                24
SHAREHOLDERS' PROPOSALS FOR 1996 ANNUAL MEETING                  24


                      INDIANA ENERGY, INC.
                   1630 North Meridian Street
                Indianapolis, Indiana  46202-1496
                         (317) 926-3351


                         PROXY STATEMENT

     The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the board of directors of the Company. The proxy will be used at the annual meeting of shareholders to be held at the principal office of the Company, 1630 North Meridian Street, Indianapolis, Indiana, on Monday, January 9, 1995, at 11:00 o'clock A.M. (Eastern Standard Time), and at any adjournment of the meeting for the matters to be acted upon under its authority. The proxy and this proxy statement were first mailed to the shareholders on or about December 2, 1994.



PURPOSES OF MEETING

     As of this date, the only known business to be presented at the 1995 annual meeting of shareholders is the election of four directors of the Company to serve for a term of three (3) years or until their successors are duly elected and qualified. However, the enclosed proxy authorizes the proxy holders to vote on all other matters that may properly come before the meeting, and it is the intention of the proxy holders to take any such action utilizing their best judgment.



VOTING SECURITIES

     The Company has one class of capital stock outstanding, consisting as of September 30, 1994, of 22,556,942 shares of common stock without par value. The holders of the outstanding shares of common stock are entitled to one vote for each share held of record on each matter presented to a vote of the shareholders at the meeting. Only shareholders of record at the close of business on November 21, 1994, will be entitled to vote at the meeting or at any adjournment of the meeting.

     In connection with the Company's acquisition of Richmond Gas Corporation ("Richmond") and Terre Haute Gas Corporation ("Terre Haute"), shares of common stock of the Company were issued to certain members of the Anton Hulman, Jr. family, certain corporations controlled by them, certain trusts established for their benefit and certain other persons with personal or business relationships with the family (collectively, the "Hulman Interests"). At September 30, 1994, the Hulman Interests beneficially owned an aggregate of 2,806,023 shares of the Company which comprised 12.44 percent of the outstanding common stock of the Company. At September 30, 1994, the following beneficial owners held more than 5 percent of the outstanding common stock of the Company, the only class of voting securities outstanding:


                  Name and     Number of     Nature of
                 Address of      Shares      Beneficial
   Title of      Beneficial   Beneficially   Ownership      Percent of
    Class          Owner         Owned                        Class
  ____________  ____________  ____________   ____________  ____________
  Common       Hulman and    1,685,946 <F1>  Voting &        7.5%
                Company                     Investment
               900 Wabash
                 Avenue
              Terre Haute,
                Indiana
                 47807


<F1>  The shares beneficially owned by Hulman and Company include
168,605 shares held by Indiana Gas & Chemical Corporation as to which Hulman and Company, as 62 percent owner of Indiana Gas & Chemical Corporation, may be deemed to share voting power and investment power. As a result of the attribution to certain persons of shares held by Hulman and Company and Indiana Gas & Chemical Corporation, the following persons are deemed to be beneficial owners of more than 5 percent of the outstanding common stock of the Company:

                     Name of             Number of
      Title of   Beneficial Owner         Shares      Percent of
        Class                          Beneficially      Class
                                          Owned
     ___________ ________________     ______________  ___________
       Common    Mary F. Hulman         2,029,131        9.0%
       Common    Mari H. George         2,116,733        9.4%
       Common    Anton H. George        1,909,066        8.5%
       Common    Katherine M. George    1,692,595        7.5%
       Common    Laura K. George        1,909,066        8.5%
       Common    Nancy L. George        1,693,352        7.5%
       Common    M. Josephine George    1,690,879        7.5%


The number of shares held beneficially by Mary F. Hulman, Mari H. George, Anton H. George, Katherine M. George, Nancy L. George and
M. Josephine George each includes 1,517,341 shares held by Hulman and Company as to which each, as a director of Hulman and Company, may be deemed to share voting power and investment power; and 168,605 shares held by Indiana Gas & Chemical Corporation as to which each, as a director of Hulman and Company (and, in the case of Anton H. George, as a director of Indiana
Gas & Chemical Corporation) may be deemed to share voting power and investment power. The number of shares held beneficially by Mary F. Hulman, Mari H. George and Anton H. George each includes 217,398 shares held by Rose-Hulman Institute of Technology ("Rose-Hulman") as to which Mary F. Hulman and Anton H. George, as members of the Investment Management Committee of the Board of Managers of Rose-Hulman, and as to which Mari H. George, as a member of the Board of Managers, may be deemed to share voting power and investment power, and as to which each disclaims beneficial ownership. Laura K. George is the wife of Anton H. George, and the shares listed for her are those beneficially owned by Mr. George. Laura K. George disclaims beneficial ownership of all such shares. The information furnished here regarding beneficial ownership is derived from the Schedule 13D, as amended most recently on June 29, 1994, filed by the Hulman Interests with the Securities and Exchange Commission, and Form 4s filed through September 30, 1994. The filing of the Schedule 13D by the Hulman Interests did not affirm the existence of a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 or the regulations promulgated under it.



ELECTION OF DIRECTORS

     In connection with the Company's acquisition of Richmond and Terre Haute, the Company entered into a standstill agreement with the Hulman Interests. Under this agreement, the Company agreed to cause one designee of the Hulman Interests to be elected to the board of directors of the Company and, until the termination of the standstill agreement (which is dependent upon the occurrence of certain events specified in the agreement), to include a designee of the Hulman Interests in the slate of nominees recommended by the board at the annual meeting of shareholders at which the term of the original designee expires. At a regular meeting held on August 31, 1990, the board of directors of the Company elected Anton H. George to the board and he currently serves as a member of the board.

     The board of directors of the Company consists of twelve directors divided into three classes as follows: Paul T. Baker, Otto N. Frenzel III, Don E. Marsh and Richard P. Rechter, who are nominees for election with terms expiring in 1998; Duane M. Amundson, Howard J. Cofield, Niel C. Ellerbrook and Loren K. Evans, whose terms expire in 1997; and Gerald L. Bepko, Lawrence
A. Ferger, Anton H. George and James C. Shook, whose terms expire in 1996. Indiana Energy, Inc. is a holding company, and each of its directors also serves as a director of Indiana Gas Company, Inc. ("Indiana Gas"), its principal subsidiary.

     At each annual meeting of shareholders, directors are elected to succeed those whose terms then expire for a term of three years or until their successors are duly elected and qualified. Accordingly, four directors are to be elected by a plurality of votes cast at the annual meeting of shareholders to be held on January 9, 1995.

     The board of directors intends that the enclosed proxy will be voted by the proxy holders in favor of the election of the nominees named below for the office of director of the Company to hold office for a term of three (3) years or until their respective successors are duly elected and qualified. Each of such nominees is now serving as a director of the Company and has signified the willingness to serve if elected. Directors are elected by a plurality of the votes cast. Plurality means that the individuals who receive the largest number of votes cast are elected up to the maximum number of directors to be chosen at the meeting. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees might result in some nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. If, however, any situation should arise under which any nominee should be unable to serve, the authority granted in the enclosed proxy may be exercised by the proxy holders for the purpose of voting for a substitute nominee. Certain information concerning the nominees and the other directors of the Company is set forth below and under the caption "Meetings and Committees of the Board of Directors." Unless otherwise indicated, each nominee and director has sole investment and voting power with respect to the shares of common stock of the Company shown as beneficially owned by him.

                                                     Has been a
                         Principal Occupation        Director of
    Name and                  During the             Indiana Gas
    Business            Past 5 Years and Other     or the Company
    Location      Age       Information <F1>           Since
________________  ____  _______________________    _______________
Nominees For Election Whose Terms Will Expire 1998

PAUL T. BAKER      53   Senior Vice President         1991
Indianapolis,           and Chief Operating
Indiana                 Officer of Indiana Gas;
                        prior to 1991, Senior
                        Vice President of Gas
                        Supply & Customer
                        Services.

OTTO N. FRENZEL    64   Chairman of the Board         1967
III                     of National City Bank,
Indianapolis,           Indiana. He is also a
Indiana                 Director of National
                        City Corporation,
                        American United Life
                        Insurance Company,
                        Baldwin & Lyons, Inc.
                        (insurance brokerage
                        firm), Indianapolis
                        Power and Light Company
                        and IPALCO Enterprises,
                        Inc., IWC Resources
                        Corporation and
                        Indianapolis Water
                        Company.

DON E. MARSH       56   Chairman, President and       1986
Indianapolis,           Chief Executive Officer
Indiana                 and Director of Marsh
                        Supermarkets, Inc. He
                        is also a Director of
                        National City Bank,
                        Indiana.

RICHARD P.         55   Chairman of the Board         1984
RECHTER                 of Rogers Group, Inc.,
Bloomington,            President and Chief
Indiana                 Executive Officer and
                        Director of  Rogers
                        Management, Inc., and
                        President and Chief
                        Executive Officer and
                        Director, Mid-South
                        Stone, Inc.  He is also
                        a Director of Monroe
                        County Bank, Monroe
                        Bancorp, and Weddle
                        Brothers Construction
                        Company.


Directors Continuing In Office Whose Terms Will Expire 1997


DUANE M.           69   Chairman of the Board of      1978
AMUNDSON                Directors of the Company
Indianapolis,           and Chairman of the
Indiana                 Board of Directors of
                        Indiana Gas.

HOWARD J.          68   Of counsel to the law         1984
COFIELD                 firm of Barnes &
Indianapolis,           Thornburg since January
Indiana                 1, 1993, and prior to
                        that a partner.

NIEL C.            45   Vice President and            1991
ELLERBROOK              Treasurer and Chief
Indianapolis,           Financial Officer of the
Indiana                 Company since 1986;
                        Senior Vice President
                        and Chief Financial
                        Officer of Indiana Gas
                        since 1987.  He is also
                        a Director of Fifth
                        Third Bank of Central
                        Indiana.

LOREN K. EVANS     66   Retired.  Before 1993,        1988
Columbus,               Vice Chairman since 1991
Indiana                 and Director of Arvin
                        Industries, Inc. (an
                        Indiana company serving
                        global markets in more
                        than 100 countries);
                        President and Chief
                        Operating Officer from
                        1987. He was also a
                        Director of Irwin
                        Financial Corporation,
                        Columbus, Indiana until
                        April, 1994.


Directors Continuing in Office Whose Terms Will Expire in 1996

GERALD L. BEPKO    54   Vice President, Indiana       1990
Indianapolis,           University and
Indiana                 Chancellor of Indiana
                        University-Purdue
                        University at
                        Indianapolis since 1986.
                        He is also a Director of
                        First Indiana
                        Corporation, Circle
                        Income Shares, Inc. and
                        State Life Insurance
                        Company.

LAWRENCE A.        60   President and Chief           1984
FERGER                  Executive Officer of the
Indianapolis,           Company and Indiana Gas
Indiana                 since 1987. He is also
                        Director of National
                        City Bank, Indiana.

ANTON H. GEORGE    35   President since December      1990
Indianapolis,           1989 and a Director of
Indiana                 Indianapolis Motor
                        Speedway Corporation
                        (auto racing); Executive
                        Vice President since
                        June 1989 and a Director
                        of Hulman and Company
                        (grocery wholesaler and
                        manufacturer and
                        distributor of baking
                        powder). He is also a
                        Director of First
                        Financial Corporation.

JAMES C. SHOOK     63   President, the Shook          1983
Lafayette,              Agency, Inc.
Indiana                 (residential, commercial
                        and industrial real
                        estate brokerage). He is
                        also Director of NBD
                        Bank, N.A. (multi-bank
                        holding company),
                        Lafayette Life Insurance
                        Company, and Crossman
                        Communities, Inc.


Other executive officers of the Company are Anthony E. Ard and Carl L. Chapman. Mr. Ard is 53 years of age and since 1993 has been the Vice President of Corporate Affairs for Indiana Gas.
Prior to 1993, and since 1988, Mr. Ard was Vice President and
Secretary for Indiana Gas and Secretary for the Company.  Mr.
Chapman is 39 years of age and since 1986 has been the Assistant
Treasurer for the Company, and since 1987 has been the Vice
President of Corporate Planning for Indiana Gas.

<F1>  Includes, but is not limited to, directorships in
corporations with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934 or which are subject to the requirements of Section 15(d) of that Act or in a company registered as an investment company under the Investment Company Act of 1940.


COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth the number of shares of common stock of the Company beneficially owned by the directors, the chief executive officer, the four named executive officers, and all directors and executive officers as a group, as of September 30, 1994:

    Name of Individuals or              Shares Owned
    Identity of Group                 Beneficially <F1>
    ______________________            _________________
    DUANE M. AMUNDSON                    15,690   (2)(4)(7)
    Indianapolis, Indiana

    ANTHONY E. ARD                       16,047   (3)
    Indianapolis, Indiana

    PAUL T. BAKER                        22,296   (3)
    Indianapolis, Indiana

    GERALD L. BEPKO                       1,202   (2)(7)
    Indianapolis, Indiana

    CARL L. CHAPMAN                      13,213   (3)
    Indianapolis, Indiana

    HOWARD J. COFIELD                     7,704   (7)
    Indianapolis, Indiana

    NIEL C. ELLERBROOK                   24,390   (3)
    Indianapolis, Indiana

    LOREN K. EVANS                        2,852   (2)(7)
    Columbus, Indiana

    LAWRENCE A. FERGER                   68,780   (3)(5)
    Indianapolis, Indiana

    OTTO N. FRENZEL III                  17,238   (7)(8)
    Indianapolis, Indiana

    ANTON H. GEORGE                   1,909,066   (1)(7)
    Indianapolis, Indiana

    DON E. MARSH                          3,208   (7)
    Indianapolis, Indiana

    RICHARD P. RECHTER                    5,283   (2)(7)
    Bloomington, Indiana

    JAMES C. SHOOK                       34,552   (6)(7)
    Lafayette, Indiana

    All directors and executive       2,141,521   (1)
    officers as a group (14
    persons)

<F1>  Except for Anton H. George, no director or executive officer owned beneficially as of September 30, 1994, more than .30 percent of common stock of the Company. Excluding Anton H. George, all directors and executive officers owned beneficially an aggregate of 232,455 shares or 1.03 percent of common stock of the Company outstanding as of that date. The beneficial ownership by Anton H. George of 1,909,066 shares or 8.5 percent of common stock of the Company is discussed above in "Voting Securities."

<F2>  Some or all of the shares owned by Messrs. Amundson, Bepko,
Evans and Rechter are owned jointly with their wives.

<F3>  Includes shares awarded to Messrs. Ard, Baker, Chapman,
Ellerbrook and Ferger under the Company's executive restricted stock plan which are subject to certain transferability restrictions and forfeiture provisions.

<F4>  Includes 11,521 shares held in a trust, of which Mr.
Amundson's wife is trustee, and he disclaims beneficial interest therein.

<F5>  Includes 3,981 shares held by Mr. Ferger's wife, and he disclaims beneficial interest therein.

<F6>  Includes 1,500 shares held by Mr. Shook's wife, and he disclaims beneficial interest therein.

<F7>  Includes shares granted under the directors restricted stock plan, some of which shares are subject to certain transferability restrictions and forfeiture provisions.

<F8>  Includes 3,774 shares held in a trust, of which Mr. Frenzel is a co-trustee, and he disclaims beneficial interest therein.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has the following standing committees of the board of directors:

     1. The Audit Committee. The members of this committee are Loren K. Evans, chair, Gerald L. Bepko, Howard J. Cofield, and Anton H. George. The committee makes recommendations to the board as to the selection and retention of the independent accountants, reviews the scope, conduct and results of audits performed, and makes inquiry as to the differences of views, if any, between such independent accountants and officers and employees of the Company and subsidiaries with respect to the financial statements and records and accounting policies, principles, methods and systems. It further determines that services performed by the independent accountants in addition to the annual audit examination do not impair such accountants' independence in performing the audit examination. Finally, the committee reviews the policies and guidelines of the Company and subsidiaries designed to ensure the proper use and accounting for corporate assets, and the activities of the Internal Audit department of Indiana Gas. There were two meetings of the committee during the past fiscal year.

     2. The Compensation Committee. The members of this committee are Otto N. Frenzel III, chair, Duane M. Amundson and Richard P. Rechter. None of the members is an officer or employee of the Company. The committee has the responsibility of formulating recommendations to the board as to the compensation to be paid the officers of the Company and its subsidiaries. It also administers the annual management incentive plan, the executive restricted stock plan, and the directors restricted stock plan of the Company. There were three meetings of the committee during the past fiscal year.

     3. The Nominating Committee. The members of this committee are Lawrence A. Ferger, chair, Don E. Marsh and James C. Shook. The duties and powers of the committee are to search for, evaluate and make recommendations to the board of directors as to nominees to be submitted annually to the shareholders for election to the board as well as to fill vacancies occurring from time to time on the board. In that connection, the committee is authorized to act on behalf of the Company and the board in receiving, giving consideration to and making recommendations to the board respecting communications submitted to the Company from shareholders relating to nominees for directors. Such communications must be in writing and with respect to any annual election must be received by the Company, addressed to the secretary, prior to September 1 immediately preceding such election. There was one meeting of the committee during the past fiscal year.

     Nominations of persons for election to the board of directors of the Company may be made by any shareholder of the Company entitled to vote for the election of directors at a shareholders' meeting. Any such nominations must be made pursuant to notice delivered to, or mailed and received at, the principal office of the Company, not less than 50 days nor more than 90 days prior to the meeting. However, in the event that less than 60 days notice of the meeting is given, the shareholder's notice must be received not later than the tenth day following the date of notice of the meeting. Such shareholder's notice must set forth, in addition to the name and address of the shareholder submitting the nomination, as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to be named in the proxy statement as a nominee and to serving as a director, if elected), and (v) the qualifications of the nominee to serve as a director of the Company.

     4. The Public and Environmental Affairs Committee. The members of this committee are Richard P. Rechter, chair, Howard
J. Cofield and James C. Shook. The duties and powers of the committee are to review current policies, programs, procedures and processes of the Company and its subsidiaries affected by public policy and affecting the environment. It also reviews reports from Company management on public policy and environmental matters and monitors compliance with, and trends and emerging policy developments in, business and environmental regulation. In addition, the committee reports to the Board on public policy and environmental issues affecting the Company and its subsidiaries. There were two meetings of the committee during the past fiscal year.

     The board of directors of the Company had six meetings during the last fiscal year. Don E. Marsh and Anton H. George attended fewer than 75 percent of the aggregate of board meetings and meetings of committees of the board of which they are members. No other incumbent director attended fewer than 75 percent of the aggregate of board meetings and meetings of committees of the board of which they are members.



DIRECTORS' COMPENSATION

     Non-employee directors of the Company and of Indiana Gas receive combined fees totaling $15,000 per year for service on the boards of both companies. The fees are paid under the directors' restricted stock plan approved by the shareholders at their January 13, 1992, meeting. Under the plan, $5,000 of the combined directors' fees paid by the company and Indiana Gas to non-employee directors' is paid in restricted shares of the Company. The restricted shares are issued to each non-employee director at the beginning of their three-year term, and the number of restricted shares is determined by dividing $15,000 ($5,000 for each year) by the per share market price of the Company's stock during the period specified in the plan. Directors may elect to receive the remaining $10,000 in unrestricted shares or in cash. To receive the restricted shares, a director must consent to the restrictions in writing. To elect to receive unrestricted shares instead of cash, a director must provide an irrevocable written election to the secretary of the Company before the July 1 immediately preceding the calendar year for which the election relates.

     Restricted shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution until the first to occur of: (1) the expiration of the director's term of office for which the grant relates; (2) the grantee's death or disability; (3) the grantee's termination of his status as a director pursuant to the mandatory retirement policy for directors; (4) the involuntary termination of the grantee's status as a director; (5) approval by a majority of the other directors of the grantee's voluntary termination of his status as director because of his relocation of his principal place of residence outside of Indiana; or (6) a change in control of the Company. In no event, however, are the restricted shares transferable and free of restrictions before the expiration of a six-month period beginning the first day of the director's term of office or, if later, the date of issuance of the shares.

     All restricted shares bear a legend citing the restrictions contained in the plan. When the restrictions lapse, the grantee is entitled to have the legend removed from any shares or certificates. Restrictions are lifted automatically upon the expiration of the period to which the restrictions apply. If a director voluntarily terminates his status as such before the expiration of the period of restriction, any shares still subject to restriction are immediately forfeited.

     The Company has reserved 71,172 shares for grant under the plan. As of September 30, 1994, 59,709 shares remain in reserve. Those shares may consist of authorized but unissued shares or shares reacquired by the Company including shares purchased in the open market. If any shares subject to the grants are forfeited, the forfeited shares become available for reissuance under the plan.

     The board may amend, modify, alter or terminate the plan at any time. The plan may not, however, be amended more frequently than once every six months. Amendments, modifications or alterations which would (1) increase the number of shares reserved for issuance under the plan, (2) materially modify the class of individuals to whom grants of shares may be made, (3) change the number in which shares are granted, or (4) materially increase the benefits accruing to grantees under the plan, must be approved by the Company's shareholders.

     Non-employee directors also receive a fee of $375 for each meeting of the board of directors of the Company attended and $375 for each meeting of the board of directors of Indiana Gas attended. Each non-employee member of a committee of the board is paid a fee of $600 for each meeting of the committee attended, and each non-employee chair of a committee is paid an additional fee of $150 for each meeting attended.

     During the fiscal year ended September 30, 1994, Duane M.
Amundson was also paid $45,000 for his services as chair of the board of the Company and $45,000 for his services as chair of the board of Indiana Gas.

     Under an unfunded plan adopted by the board of directors, a non-employee director may defer all or any part of fees received in cash until the director ceases to be a director, attains the age specified by the retirement income test under the Social Security Act, or until the date of initial entitlement under the act. Interest is payable on the amounts deferred at a rate determined by the board.



EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation Committee Report

     The compensation committee of the board of directors recommended, and the board approved, a total compensation system for all officers intended to provide market-sensitive base salaries and performance-based short- and long-term incentive awards. The purpose of the total compensation system is to accomplish two principal objectives. First, it should ensure that changes in compensation reflect relative business performance. Second, it should assure that the right quantity and quality of executive skills are available to conduct the business effectively, currently and in the future.

     It is the judgment of the committee that base salaries for the chief executive officer, and all other officers, must be sufficiently competitive to assure the Company's ability to retain its current executives and attract talented additions and replacements. It is also the judgment of the committee that it is essential to reward the chief executive officer and the other officers based on the achievement of short-term and long-term goals. Accordingly, the committee recommended, and the board approved, an annual management incentive plan as the reward for achievement of short-term goals. The plan is based on return on equity and, except for the chief executive officer, individual performance objectives. For the chief executive officer, any reward under the plan is based entirely on return on equity. Achievement of long-term goals is rewarded through the executive restricted stock plan which is based upon total return to shareholders.

     The stated purpose of the executive restricted stock plan is to retain and motivate the Company's principal officers and to increase their incentive to work toward the attainment of the Company's long-term growth and profit objectives by providing them with a means of acquiring or increasing a proprietary interest. The annual management incentive plan concept is principally intended to tie executive incentives to the performance of operations directly under management's control, and, secondarily, to recognize differences in individual contributions.

     In 1985, the compensation committee concluded, partly because of the introduction of competitive forces into what had been an exclusively regulated environment in the natural gas industry, that it was appropriate to consider how officer pay could be more clearly linked to business performance. An outside consultant was engaged by the committee to independently audit and review the salary levels of the chief executive officer and other senior officers to determine market-sensitive salary ranges for key positions.

     In making its recommendations to the compensation committee, the outside consultant consistently utilized a peer group of natural gas distribution companies, determined by the Company's investment bankers, which are similar in business orientation for pay and corporate performance comparisons. The proxy statements for the peer group companies were reviewed and analyzed to establish "top five" pay data guidelines for publicly-held
utility companies.   Independent surveys were also reviewed for
additional data and comparisons, and measures of peer company size were reviewed. Key comparative performance data were reviewed to determine appropriateness and fairness of compensation payouts.

     The results of the consultant's study prompted the committee to recommend, and the board to approve, the creation of the annual management incentive plan and executive restricted stock plan. The annual management incentive plan was initiated in 1987. The executive restricted stock plan was approved by the board in 1987 and by the shareholders at their January 1988 annual meeting. Follow-up reviews and analysis by the outside consultant were made in 1989, 1992, 1993 and 1994 to assess the structure, effectiveness and continued competitiveness of the plans.

     The compensation committee of the board includes only outside directors. It is charged by the board with the responsibility to formulate and make recommendations as to the total compensation for the officers of the Company. During each fiscal year, the committee meets at least twice. In fiscal year 1994, the committee met on October 29, 1993 to consider the Company's performance during the prior three fiscal years as it relates to the executive restricted stock plan. The Committee met next on December 13, 1993 to consider recommendations for changes in officers' salaries and payouts to officers and other participating employees under the annual management incentive plan. The Committee met again on July 29, 1994 to consider recommendations on corporate performance levels and maximum individual performance levels for the annual management incentive plan, and a proposal to enter into termination benefits agreements with officers of the Company and Indiana Gas. Also, before the start of each measurement period under the executive restricted stock plan, the committee considers recommendations for total return to shareholders performance targets and goals for that period, as well as officers' participation levels. All recommendations approved by the committee are referred to the board for its approval.

     Detailed explanations of the annual management incentive plan and executive restricted stock plan are contained on pages 17 and 18. Data on annual, long-term and all other compensation for the chief executive officer and the other senior officers is contained on pages 14 through 17. Total compensation for Lawrence A. Ferger, president and chief executive officer, for the current fiscal year and two immediately preceding fiscal years is shown in the Summary Compensation Table. Increases in salary over the three years reflect the committee's effort to gradually align Mr. Ferger's base salary with the median base salaries of chief executive officers of peer group companies. Changes in Bonus reflect comparative corporate performance over the same period. Data on corporate performance is contained on pages 18 through 20. The Total Return graph relates to the executive restricted stock plan. The Return on Equity graph relates to the annual management incentive plan.

                                        Otto N. Frenzel III, Chair

                                        Duane M. Amundson

                                        Richard P. Rechter

Compensation Committee Interlocks and Insider Participation

     Lawrence A. Ferger is a director of National City Bank, Indiana. Otto N. Frenzel III, chair of the Company's compensation committee, is chairman of the board of directors and an executive officer of National City Bank, Indiana. During the past fiscal year, Indiana Gas had a bank line of credit agreement with National City Bank, Indiana for borrowing by Indiana Gas not to exceed $25 million at any one time. At September 30, 1994, there was $5,750,000 outstanding under such line. The interest on borrowing under such line of credit has been at a rate not to exceed the prime lending rate at such bank which in the opinion of the board of directors is fair. Similar bank lines of credit agreements have been in effect between Indiana Gas and the bank in the normal course of business for many years. Moreover, during the past fiscal year, Energy Realty, Inc., an indirect subsidiary of the Company, secured two loans in an aggregate amount of $5,927,800 from National City Bank, Indiana at variable rates of interest tied to commercially-recognized benchmarks which in the opinion of the board of directors are fair.

     None of the Company's executive officers is a member of the Compensation Committee. Prior to his retirement in 1987, Duane
M. Amundson served as the chief executive officer for the Company and Indiana Gas.

Compensation

     The following tabulation shows for the fiscal years ended September 30, 1992, 1993 and 1994, the compensation paid by the Company and its subsidiaries to each of the five most highly compensated executive officers of the Company (considering for this purpose Mr. Ard and Mr. Baker, executive officers of Indiana Gas, to be executive officers of the Company) in all capacities in which they served.

                     Summary Compensation Table
                                                                      Long-Term
                                                                     Compensation
                                    Annual Compensation                Payouts
                      ___________________________________________________________
     (a)               (b)     (c)         (d)           (e)            (h)             (i)
                                                      Other Annual                   All Other
Name and Principal                                    Compensation   LTIP Payouts   Compensation
Position in Group      Year   Salary     Bonus<F1>       <F2>           <F3>            <F4>
________________________________________________________________________________________________

                       1992   $277,146   $111,550       $23,950       $110,891        $15,377
Lawrence A.Ferger,     1993    294,257    138,573        19,300        132,939         15,971
President and CEO      1994    321,769    147,129        43,780        182,313         17,028

Paul T. Baker,
Senior Vice            1992    174,077     38,196         9,332         60,092         11,096
President and Chief    1993    193,923     63,249         6,666         72,094         12,457
Operating Officer,     1994    222,308     74,552        12,647         48,257         13,939
Indiana Gas

Niel C. Ellerbrook,    1992    144,412     47,442        12,253         70,122          9,964
Vice President and     1993    151,782     55,359         9,197         84,122         10,485
Treasurer and Chief    1994    165,769     58,605        17,635         75,207         11,708
Financial Officer

Anthony E. Ard         1992    111,023     25,588         6,567         34,604          4,919
Vice President of      1993    115,781     31,457         5,079         41,530          5,123
Corporate Affairs,     1994    125,977     33,962         9,906         44,301          9,419
Indiana Gas

Carl L. Chapman,       1992     97,938     22,317         5,281         27,583          7,659
Assistant Treasurer    1993    107,166     27,313         4,097         33,040          8,398
                       1994    117,489     31,197         9,837         35,994          9,470

<F1>  The amounts shown in this column are bonuses paid under the annual management incentive plan, which is discussed below under "Annual Management Incentive Plan". Amounts paid in any fiscal year are attributable to the Company's performance in the immediately prior fiscal year. Bonuses earned in fiscal year 1994 have not been determined and approved for distribution by the Company's compensation committee. The Company's performance over the last five years is depicted on page 20.

<F2>  The amounts shown in this column are dividends paid to executive officers on restricted shares issued under the executive restricted stock plan, which is discussed below under "Executive Restricted Stock Plan".

<F3>  The amounts shown in this column represent the value of shares issued under the executive restrictive stock plan and for which restrictions were lifted in each of those fiscal years.
For instance, the amounts shown for fiscal year 1994 represent the value of one-third of the Second Measuring Period shares issued under the executive restricted stock plan and for which restrictions were lifted as of September 30, 1994. After the lifting of those restrictions, the executive officers, as a group, held 71,647 shares, with an aggregate market value of those shares as of that date of $1,423,986. Those shares continue to be subject to restrictions imposed by the executive restricted stock plan, and they represent the remaining two-thirds of the Second Measuring Period shares and all of the Third Measuring Period shares. The number and value of restricted shares held by each executive officer on September 30, 1994 was as follows: Lawrence A. Ferger-33,332 shares, $662,474; Paul T. Baker-9,851 shares, $195,789; Niel C. Ellerbrook-13,337 shares, $265,073; Anthony E. Ard-7,388 shares, $146,837; and Carl L.
Chapman-7,739 shares, $153,813.

<F4>  This category includes Company contributions to the
Retirement Savings Plan and for fiscal year 1994 the dollar value of insurance premiums paid by, or on behalf of, Indiana Gas with respect to term life insurance for the benefit of executive officers.


     The following tabulation shows, by executive officer, the awards in fiscal year 1994 under the Company's executive restricted stock plan, which, for this purpose, is considered to be a long-term incentive plan.

       Long Term Incentive Plan-Awards in Last Fiscal Year

                                                                Estimated Future Payouts
                                                           under Non-Stock Price-Based Plans
                                                           __________________________________
    (a)                   (b)              (c)             (d)             (e)            (f)
                                       Performance or
                        Number of      Other Periods
Name and Principal       Shares,           Until         Threshold       Target         Maximum
Position in Group     Units or Other   Maturation or     Number of       Number of      Number of
                       Rights <F1>       Payout <F2>     Shares <F3>     Shares <F4>    Shares <F5>
___________________________________________________________________________________________________

Lawrence A. Ferger,      28,746              -               0            14,986          29,972
President and CEO

Paul T. Baker, Senior
Vice President and        8,637              -               0             4,995           9,990
Chief Operating
Officer, Indiana Gas

Niel C. Ellerbrook       11,445              -               0             5,769          11,538
Vice President and
Treasurer and Chief
Financial Officer


Anthony E. Ard,           6,274              -               0             2,930           5,860
Vice President of
Corporate Affairs,
Indiana Gas

Carl L. Chapman,          6,834              -               0             4,117           8,234
Assistant Treasurer


<F1>  This column shows the restricted shares awarded during fiscal year 1994 under the executive restricted stock plan. The manner for determining the awards under the plan, and other terms and conditions of that plan, are discussed below in "Executive Restricted Stock Plan." The market value of the shares on the dates of the grants is determined according to a formula in the plan based on an average price over a period of time preceding the grant. Dividends are paid directly to the holders of the stock. Included are performance grant shares for the Second Measuring Period, and the new grant shares for the Third Measuring Period. As explained above in footnote (3) to the Summary Compensation Table, one third of the Second Measuring Period performance grant shares became unrestricted as of September 30, 1994, and the dollar value of those shares is shown in the fiscal year 1994 data in column (h) of the Summary Compensation Table.

<F2>  The restrictions are lifted in 33 1/3 percent increments on the fourth, fifth, and sixth anniversaries of the calendar day immediately preceding the first day of the measuring period. The granting of additional shares, if any, and the application of forfeiture provisions depends upon certain measurements of the total return to shareholders in comparison to the total return to shareholders of a predetermined group of comparable companies.

<F3>  The Third Measuring Period grant shares, which are included in the total number of shares shown in column (b) and are set forth separately in column (e), are subject to forfeiture. If the Company's performance compared to the peer group during this measuring period places it in the bottom quartile, the executive officers will forfeit all of the shares granted for this period.

<F4>  The Third Measuring Period grant shares, which are included in the total number of shares in column (b), are presented in this column. If the Company's performance compared to the peer group during this measuring period places it in the middle two quartiles, these shares will vest. As indicated in footnote (1), in addition to these shares, column (b) includes the Second Measuring Period performance grant shares. These performance grant shares will generally vest upon the expiration of the relevant time periods specified in the executive restricted plan and are no longer subject to risk of forfeiture, provided performance goals are satisfied.

<F5>  Under the executive restricted plan, if the Company's
performance compared to the peer group during the Third Measuring Period places it in the top quartile, an additional performance grant equal to the original Third Measuring Period grant will be made. In that event, the shares shown in column (e) will be doubled.

Annual Management Incentive Plan

     The Company has an annual management incentive plan for certain officers and key employees of the Company and certain of its subsidiaries. Under this plan, annual payments are determined on a fiscal year basis for officers and key employees selected by the non-employee members of the Company's board of directors ("Independent Directors"). The payments are determined based on both (i) corporate performance, as measured by comparing the Company's consolidated return on equity with the average return on equity of a group of comparable companies designated by the Independent Directors prior to the start of each year, and
(ii) individual performance, as evaluated by the chief executive officer of the Company, based upon specific individual goals established prior to the start of each year. However, the payment to the chief executive officer is determined solely on corporate performance. Under the plan, prior to the start of each year the Independent Directors are required to adopt performance payment ranges for each eligible employee, return on equity targets, and a maximum individual performance payment for each eligible employee. The performance payments established by the Independent Directors for the current fiscal year beginning October 1, 1994, would permit the eligible employee with the greatest potential percentage payment to earn a payment of up to 50 percent of the employee's gross wages.
Executive Restricted Stock Plan

     The Company has an executive restricted stock plan and has reserved 541,498 shares of its common stock for issuance as awards under the plan. As of September 30, 1994, 375,026 shares remain in reserve. The Independent Directors determine the principal officers to whom grants will be made and the percentage of each officer's base salary to be used for determining the number of shares to be granted. The principal officers of the Company and certain of its subsidiaries are eligible to receive grants. The plan contemplates that the Independent Directors will make a grant to eligible officers at the outset of each measuring period and may provide for additional grants of shares to be made to other eligible principal officers during a measuring period. The measuring periods are consecutively running three-year periods. Shares were allocated under this plan effective October 1, 1987, for the "First Measuring Period," October 1, 1990, for the "Second Measuring Period," and October 1, 1993, for the "Third Measuring Period."

     To be eligible for a grant, a principal officer must consent in writing to observe the restrictions imposed on the shares.
The shares may not be sold, transferred, pledged, or assigned until such restrictions are lifted. The restrictions are lifted in 33 1/3 percent increments on the fourth, fifth, and sixth anniversaries of the calendar day immediately preceding the first calendar day of the measuring period.

     The granting of additional shares, if any, and the application of forfeiture provisions depends upon certain measurements of the total return to shareholders in comparison to the total return to shareholders of a predetermined group of comparable companies and upon the continued employment of the officer during the period of restriction. For the First Measuring Period ended on September 30, 1990, and for the Second Measuring Period ended on September 30, 1993, the number of shares originally granted was doubled because of the performance of common stock of the Company compared to the performance of the common stock of comparable companies. Among all of the companies in the peer group, the Company was the sole peer group member to perform in the top quartile for both measuring periods.

Corporate Performance

     The following Total Return to Shareholders graph compares the performance of Indiana Energy, Inc., with that of the S&P 500 Composite, the S&P Utilities Index and a group of peer gas distribution companies, with the return weighted based on market capitalization. The Return on Equity graph compares the performance of Indiana Energy, Inc. with the same peer group.
For fiscal year 1994, companies in the peer group are as follows:
Atlanta Gas Light Co., Atmos Energy Corp., Bay State Gas Co., Brooklyn Union Gas, Cascade Natural Gas Corp., CMS Energy Corp., Connecticut Natural Gas Corp., Energen Corp., Laclede Gas Co., MCN Corp., National Fuel Gas Co., New Jersey Resources Corp., NICOR, Inc., Northwest Natural Gas Co., NUI Corp., Pacific Enterprises, Pennsylvania Enterprises, Inc., Peoples Energy Corp., Piedmont Natural Gas Co., Inc., Public Service Co. of North Carolina, Inc., South Jersey Industries, Inc., Southeastern Michigan Gas Enterprises, Inc., Southern Union Co., Southwestern Gas Corp., Southwestern Energy Co., UGI Corp., Washington Energy Co., Washington Gas Light Co., and WICOR, Inc. The companies to be included in the peer group were determined by the Company's investment bankers and approved by the Compensation Committee.

     From year to year, the Company's investment bankers review the composition of the peer group to ensure comparability among the member companies. If in the judgment of those investment bankers a company is determined not to be comparable, it will be removed from the peer group, and, if possible, replaced with a comparable company. Companies can also be removed if they are acquired or merged out of existence. For instance, in 1994, based upon an assessment of the comparability of the existing peer group, the Company's investment bankers changed the peer group used for fiscal year 1993 (the "1993 Peer Group") by deleting Equitable Resources, Inc. and ONEOK, Inc. and replacing them with CMS Energy Corp. and Southeastern Michigan Gas Enterprises, Inc (the "1994 Peer Group"). The following graphs reflect comparisons of total return for the 1994 Peer Group and 1993 Peer Group.

Total Return To Shareholders <F1>

                  1989     1990     1991     1992     1993      1994
Indiana Energy    0.00%    7.18%   44.53%   67.55%   109.08%   86.58%
1994 Peers        0.00%   -5.56%   -1.84%   13.93%    60.21%   43.00%
1993 Peers        0.00%   -2.48%    6.62%   25.06%    68.91%   53.75%
S&P 500           0.00%   -9.24%   21.93%   32.98%    45.98%   49.67%
S&P Utilities     0.00%   -1.01%   14.86%   29.23%    53.66%   40.56%

<F1>  The total return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, the peer group, the S&P 500 Composite and the S&P
Utilities Index is based on the stock price or composite index at the end of fiscal 1989.

Return on Equity
                      1989    1990     1991     1992     1993
Indiana Energy      15.56%  15.22%   11.32%   11.46%   14.68%
Peer Group          11.49%  10.87%    9.79%    9.45%   10.34%

(1) Under the annual management incentive plan, payments are awarded on the basis of the Company's average return on equity compared to that of the peer group in any fiscal year and are paid in the first quarter of the succeeding fiscal year. Accordingly, payments paid to executive officers in the first quarter of fiscal year 1994 were based on the Company's comparative average return on equity during the fiscal year 1993, and so on, back to 1988, the first year in which bonuses were paid.

(2) Average return on equity for fiscal year 1990 shown above for the Company excludes the effects of the acquisition in July 1990 of Terre Haute and Richmond. For purposes of the plan, average return on equity for both the Company and the peer group has been computed using the simple average of beginning and ending common equity as of September 30.

(3) The peer group return on equity by fiscal year reflects the peer group for each of those years as determined by the Company's investment bankers and approved by the Compensation Committee.
See the discussion above under "Corporate Performance."

Retirement Savings Plan

     As of October 1, 1994, Indiana Gas merged its Retirement Savings Plan for bargaining employees (Bargaining Savings Plan) into its Retirement Savings Plan for non-bargaining employees (Savings Plan). The primary objective for this action is to reduce the level of resources required to administer two plans. In general, the Savings Plan permits participants to elect to have not more than 15 percent of their qualified compensation (subject to certain maximums imposed on highly compensated employees by the Internal Revenue Code) invested on a tax-deferred basis in shares of the Company's common stock, a fixed income fund, an equity fund or a balanced fund held and invested by the trustee. Non-bargaining participants in the Savings Plan have matching company contributions made to the plan on their behalf equal to 100 percent of their contributions not in excess of 3 percent of their individual redirected compensation, and 50 percent of their contributions in excess of 3 percent but not in excess of 8 percent of their individual redirected compensation. Also, a 2.5 percent lump sum company contribution is made to the Savings Plan for all eligible non-bargaining employees at the end of each year.

     The Summary Compensation Table shows the value of Indiana
Gas contributions made to the plan for executive officers in the column marked "All Other Compensation."
Retirement Plans

     Indiana Gas has two defined benefit pension plans covering full-time employees of the Company and certain of its subsidiaries who meet certain age and service requirements. One such plan covers salaried employees, including executive officers, and provides fixed benefits at normal retirement age based upon compensation and length of service, the costs of which are fully paid by the employers and are computed on an actuarial basis. The pension plan also provides for benefits upon death, disability and early retirement under conditions specified therein. The remuneration covered by this plan includes all compensation for regular work periods (excluding overtime, bonuses and other forms of additional compensation). Effective July 1, 1991, the retirement plans maintained by Terre Haute and Richmond were merged into, and became part of, the Indiana Gas defined benefit pension plans.

     Indiana Gas has a supplemental pension plan covering the principal officers of Indiana Gas. The supplemental pension plan provides fixed benefits at normal retirement age based upon compensation and is computed on an actuarial basis. The supplemental pension plan also provides for benefits upon death, disability and early retirement under conditions specified therein, including service requirements. This supplemental pension plan also provides a reduced benefit to a participant who voluntarily terminates his employment with Indiana Gas before normal retirement age (65) but following a change in control of the Company. The remuneration covered by the supplemental pension plan includes all compensation for regular work periods (including bonuses and other forms of additional compensation).

     Upon retirement at or after age 65, any participant in the supplemental pension plan will, in general, be entitled to an annual pension for life which, when added to primary Social Security benefits, benefits paid under the Indiana Gas defined benefit pension plan described above and benefits under the Retirement Savings Plan attributable to Indiana Gas contributions, will equal approximately 65 percent of the participant's average annual compensation during the 60 consecutive calendar months immediately preceding the participant's retirement date. The amounts paid under the supplemental pension plan are unfunded and are paid from the general assets of Indiana Gas.

     The following table illustrates the estimated normal annual retirement benefits payable to a covered participant retiring at age 65 under the supplemental pension plan and under the Indiana Gas defined benefit plan based on the specified remuneration and under the Retirement Savings Plan attributable to Indiana Gas contributions. The compensation included in the Summary Compensation Table under salary and bonuses qualifies as remuneration for purposes of these plans. The amounts shown do not reflect reductions, which would result from joint and survivor elections.

                          Pension Table
                 15 or More Years of Service <f1)

                                      Amount of
              Remuneration Level      Benefits <F2>
              __________________      ____________
                   $125,000            $ 81,250
                    150,000              97,500
                    175,000             113,750
                    200,000             130,000
                    225,000             146,250
                    250,000             162,500
                    300,000             195,000
                    350,000             227,500
                    400,000             260,000
                    450,000             292,500
                    500,000             325,000


     <F1>  The compensation covered by the plans includes the
salary and bonus amounts shown on the Summary Compensation Table. Years of service are not used in calculating the benefit amount under the Supplemental Executive Retirement Plan. The amounts shown above are offset by Social Security and benefits under the Retirement Savings Plan attributable to Indiana Gas contributions.

     <F2> Although the benefit attributable to the Savings Plan will be paid in a single lump sum payment, it has been converted to an annual benefit for purposes of this table. The estimated aggregate annual pension plan benefit may be greater than the amounts in the table to the extent that the Savings Plan benefit, after conversion to an annual benefit and when added to the annual benefit under the applicable Indiana Gas defined benefit plan, exceeds the amount specified in the table. Since the Savings Plan has only been in effect for a few years, it is unlikely in the near future that the aggregated Savings Plan benefit and defined benefit plan benefits will exceed the amount specified in the table.

Employment And Termination Benefits Agreements

     The Company and Indiana Gas, with approval of their boards of directors, have entered into employment agreements with the executive officers listed in the Summary Compensation Table.
Each agreement continues unless notice of termination is given by either party, in which event the agreement will terminate three years from the date of the notice. The period between notice and termination is defined as an "employment period" under each agreement. Each officer is entitled to compensation consisting of the annual aggregrate base salary or salaries, and such additional compensation as the board determines throughout the employment period. Each agreement is also subject to termination in the event of disability, death, or voluntary retirement by the individual or his termination for cause.

     The Company and Indiana Gas, with approval of their boards of directors, have entered into termination benefits agreements with each of the executive officers listed in the Summary Compensation Table. The agreements provide that if there is an acquisition of control of the Company (as defined in the agreements), the Company and Indiana Gas are obligated to pay the termination benefits under the following conditions:

bullet Within three years the Company terminates the employment of the executive for any reason (other than cause, death, the executive's attainment of age 65, or the executive's total and permanent disability); or

bullet Within three years the executive voluntarily terminates his employment for good reason (i.e., certain material changes in the terms of the executive's employment); or

bullet The executive voluntarily terminates his employment without reason during the 30-day period immediately following the first anniversary of the acquisition of control.

The termination benefits payment is the executive's average annual compensation for the most recent five calendar years multiplied by 299.99%. The initial term of the agreements expires on October 1, 1999 and shall be automatically extended for one (1) year periods unless the Company notifies the executive prior to October 1 of each succeeding year that the Agreement will terminate at the end of the five (5) year period that begins with October 1 following the date of such written notice.

INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY
     Arthur Andersen LLP, Indianapolis, has been selected by the board of directors as the independent public accountants of the Company and its subsidiaries for fiscal year 1995. The selection was made upon the recommendation of the Audit Committee of the board of directors. See "Meetings and Committees of the Board of Directors." Arthur Andersen LLP has served as auditors for the Company since 1986 and for Indiana Gas since its organization in 1945. A representative of that firm will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to questions.

COST AND METHOD OF SOLICITATION
     The cost of preparing, assembling, printing and mailing this proxy statement, the enclosed proxy and any other material which may be furnished to shareholders in connection with the solicitation of proxies for the meeting will be borne by the Company. The Company has retained Corporate Investor Communications Co. to assist in soliciting proxies from shareholders, including brokers' accounts, at an estimated fee of $5,000 plus reasonable out-of-pocket expenses. In addition, some of the officers and regular employees of the Company, who will receive no compensation therefor in addition to their regular salaries, may solicit proxies by telephone, telegraph or personal visits, and it is estimated that the cost of such additional solicitation, if any, will not exceed $500, and will be borne by the Company. The Company expects to reimburse banks, brokerage houses and other custodians of stock for their reasonable charges and expenses in forwarding proxy material to beneficial owners.

ANNUAL REPORT
     A copy of the Company's annual report, including consolidated financial statements for the fiscal year ended
September 30, 1994, was mailed to shareholders on or about
December 2, 1994.

REVOCATION RIGHTS
     A shareholder executing and delivering the enclosed proxy may revoke it by written notice delivered to the secretary of the Company, or in person at the annual meeting, at any time before the authority granted by it is exercised.

SHAREHOLDERS' PROPOSALS FOR 1996 ANNUAL MEETING

     Under Rule 14a-8 under the Securities Exchange Act of 1934, shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the 1996 annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 1996 annual meeting, shareholder proposals must be received at the Company's principal office, 1630 North Meridian Street, Indianapolis, Indiana 46202-1496, Attention:
Corporate Secretary, no later than August 3, 1995, and must otherwise comply with the requirements of Rule 14a-8.

     By order of the board of directors.
Indianapolis, Indiana
December 2, 1994
                                        INDIANA ENERGY, INC.

                                    By  RONALD E. CHRISTIAN
                                        Secretary



     Please fill in, date and sign the enclosed proxy and return it in the accompanying addressed envelope. No further postage is required if mailed in the United States. If you attend the annual meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.


                            [SIDE 1]

INDIANA ENERGY, INC.                    PROXY/VOTING INSTRUCTION CARD
COMMON STOCK

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on January 9, 1995.

ANTHONY E. ARD, CARL L. CHAPMAN, and RONALD E. CHRISTIAN and each of them, are hereby appointed proxies of the undersigned, with power of substitution, to vote all of the shares of Common Stock of INDIANA ENERGY, INC., owned by the undersigned, at the Annual Meeting of Shareholders to be held on January 9, 1995, and at any adjournments thereof, on the matters and in the manner specified on the reverse side of this proxy.

Receipt of Notice of Annual Meeting of Shareholders, dated December 2, 1994, and Proxy Statement attached thereto is hereby acknowledged.

This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR the proposal.

Election of Directors (three-year term):

Nominees: Paul T. Baker, Otto N. Frenzel III, Don E. Marsh, and
Richard P. Rechter.

You are encouraged to specify your choices by marking the appropriate box on the reverse side.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE
ENCLOSED ENVELOPE.

                              [SIDE 2]
x
Please mark your votes as in this example.

            This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the proposal.

 The board of Directors recommends a vote FOR the Election of Directors.
                  FOR       WITHHELD authority for all Nominees

1.  Election of                         To withhold authority to vote
    Directors.    _____     _____       for any specific nominee(s), mark the
                                        "FOR" box and write the name of each
                                        nominee for whom you are withholding
                                        authority to vote on the line provided
                                        below.

________________________

2. In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.



                              Please  sign  exactly as  your  name(s)
                              appears   hereon.   All  joint  tenants
                              should sign.  When signing as attorney,
                              executor,  administrator,  trustee   or
                              guardian, give full title as such.   If
                              a  corporation, sign the full corporate
                              name  by an authorized officer.   If  a
                              partnership,  sign in partnership  name
                              by authorized person.



                              _______________________________________



                              _______________________________________
                              Signature(s)                    Date